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                                                                   EXHIBIT 99.10


                             KCI COMPLETES SALE OF
                         THE MEDICAL SERVICES DIVISION

San Antonio, Texas, September 30,  1994 -- Kinetic Concepts,  Inc. (NASDAQ:
KNCI) announced today that it has completed the sale of its Medical Services Division to MEDIQ Incorporated (AMEX-MED) for approximately $65 million in cash and notes payable with a principal amount of $19 million.

         Commenting, James R. Leininger, M.D., KCI's Chairman, President and Chief Executive Officer, said, " The sale of KCI Medical Services and the receipt of the $84.75 million patent litigation settlement with Support Systems International, Inc. earlier this week, has enabled us to repay our borrowings under the Company's revolving credit and term loan agreement. The September 30 balance sheet will reflect a significant improvement over our strong balance sheet at December 31, 1993."

         Kinetic Concepts, Inc. is a leading manufacturer and distributor of specialized therapeutic surfaces and medical equipment to select markets worldwide.